UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): 03/05/19

Turner Valley Oil & Gas, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1600 West Loop South, Suite 600, Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-713-588-9453

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as "We", "Us" and "Our". This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like "believe", "expect", "anticipate", "intends", "estimates", "forecast", "projects", and similar expressions.

Item 1.01. Entry into a Material Definitive Agreement

Turner entered into an acquisition agreement with Ark Capital Holdings, LLC (“Ark”) with terms as follows:

TVOG, is a United States (Nevada) corporation. TVOG is currently pursuing synergistic acquisitions in the Infrastructure Services, Supply Chain, Technology and Finance segments.

Specifically within Finance, focused on providing capital to the infrastructure industry including equipment financing, receivable financing, factoring, equity investment, refinancing, and related financing needs. ACH provides these types of services to corporate clients now through assets under management and capital relationships.

Per our recent discussions TVOG and ACH are mutually interested in a partnership with ACH for the acquisition of ACH by TVOG. We are pleased to present the following proposal to describe the terms and conditions under which this acquisition could occur.

Whereas, TVOG intends to acquire ACH as a wholly owned subsidiary for the purposes of incubating ACH and pursuing venture capital or a spin-out of ACH in order to fully capitalize its growth capital needs and unlock valuation.

To that end, TVOG proposes the following acquisition transaction and financial considerations to ACH:

1. Acquisition And Capital Structure:

TVOG will acquire ACH with the following considerations.

  All the ownership of ACH will be acquired by TVOG through a wholly owned subsidiary to be formed called Ark Capital Holdings, Inc. in exchange for Preferred Stock of TVOG..
  ACH shall remain wholly owned by TVOG until such time either a spin-out occurs with the intention of filing an S1 or outside capital is raised within ACH. Should a spin-out occur or outside capital is raised TVOG and ACH agree to a 25% and 75% respectively, pre-dilution from acquisitions and capital invested by new investors or capital invested by TVOG more than the costs to file an S1.
  ACH management will be appointed to run ACH Subsidiary with Mario Fichera as Chairman and CEO and James Stuart as COO of ACH subsidiary..
  The board seats will be mutually agreed to at closing by TVOG, ACH and capital partners including necessary board members that need to be independent, with ACH appointing 3 board members to a 5 member board of ACH.
  Bridge capital will be funded to cover the closing of ACH and operating expenses and initial acquisition(s) for ACH. As ACH confirms or acquires additional asset books or businesses additional funds will be raised at an improved valuation.

 TVOG will structure underwriting offer with capital markets partner as follows:

  $10,000,000 equity raise for common stock equity of ACH.
  Final pricing and structure of offering will depend on a number of factors and advisor recommendations.
  Initial minimum capital mandate to be available will be $1,000,000.00 over twelve months , and the balance funded with follow-on offering and remaining balance in follow up offering tiers.
  Follow on equity underwritings to be determined. Additional capital available as justified with mergers & acquisitions.
  Management will participate in earn-in compensation structure where additional equity will be acquired at key milestones such as revenues and acquisitions.

Valuation Metrics:

  TVOG and ACH agree to seek best market pricing available in conjunction with capital markets bankers where market comparables and investor proposition meet.
  ACH valuation shall be equal to 4 x Trailing Twelve Months EBITDA,
  Bolt-on asset books or businesses will be valued at 4 x Trailing Twelve Months EBITDA net to the Pubco, payable in stock or negotiated cash and stock split.
  Adjustments made for net assets, investment, earn in to be modeled into Purchase And Sale Agreement.

Item 7.01. Regulation FD Disclosure.

The Company intends to issue a press release on 03/06/19 to provide investors with updates regarding this acquisition. The update is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release planned to issue by the Company on 03/06/19

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Dated: 03/05/19

Turner Valley Oil and Gas, Inc.

By: /s/ Steve Helm

Steve Helm, President/CEO/Director